Exhibit 99.1

2780 Waterfront Pkwy. E. Dr. Suite 200 Indianapolis, IN 46214

Phone: 317-328-5660 Fax: 317-328-5668 Sales: 1-800-437-3188 www.calumetspecialty.com

Investor/Media Inquiry Contact: Alpha IR Group, Joe Caminiti or Chris Hodges

Phone: 312-445-2870, CLMT@alpha-ir.com

FOR IMMEDIATE RELEASE

Calumet Specialty Products Partners, L.P. Announces Planned CFO Transition

Successor search process nearing completion; Orderly transition expected by the year end of fiscal 2019

INDIANAPOLIS — (PR NEWSWIRE) — September 20, 2019 — Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) (the “Company”, “Partnership” or “Calumet”), a leading independent producer of specialty hydrocarbon and fuels products, today announced that West Griffin, the Company’s Chief Financial Officer (CFO) since January 2017, will be leaving his role as CFO by the end of the year. Griffin is expected to complete the remaining major milestones associated with his position in the next few months. Griffin has agreed to serve in a consulting role through the closing of the financial process for fiscal 2019 to ensure an orderly transition to the next CFO. The Company is nearing the conclusion of its search process for a new CFO with a strong finance and chemicals background who can help guide Calumet through the next phase of its transformation.

Mr. Griffin said, “When I took this position three years ago, Tim Go, Calumet’s CEO, and the Board asked me to help turn the Company around, improve its financial position, rebuild its financial team and processes, and help the organization refocus on its core specialties business. When I arrived, the Company had negative cash flow and its most recently reported net-debt-to-EBITDA leverage ratio was 22 times. Calumet is now cash flow positive and its leverage ratio has been reduced to 4.6 times as of the end of the second quarter. In addition to reducing its leverage profile, today the Company separately announced that it is taking the next step to address near term maturities on its balance sheet. We expect to achieve the targets initially established for my tenure within the next few months. Thus, it’s the appropriate time for me to transition my responsibilities to a successor that can guide the Company through its next phase of transformative growth.”

Tim Go, Calumet’s Chief Executive Officer commented, “West had an immediate impact on the business and helped me steward the turnaround of the Company. Since coming on board, he put in place our supply and offtake agreement that helped stabilize our liquidity, rebuilt our internal financial team and processes, navigated us through the challenging implementation of our ERP system, and has now positioned the Company to pursue the refinancing of its 2021 Notes. We have gotten to where we are today in large part due to West’s dedication and sacrifice to ensure the success of Calumet, and I want to thank him for all of his hard work and leadership.”

About Calumet Specialty Products Partners, L.P.

Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) is a master limited partnership and a leading independent producer of high-quality, specialty hydrocarbon products in North America. Calumet processes crude oil and other feedstocks into customized lubricating oils, solvents and waxes used in consumer, industrial and automotive products; produces fuel products including gasoline, diesel and jet fuel. Calumet is based in Indianapolis, Indiana, and operates eleven manufacturing facilities located in northwest Louisiana, northern Montana, western Pennsylvania, Texas, New Jersey and eastern Missouri.

For further information: Investor/Media Inquiry Contact: Alpha IR Group, Joe Caminiti or Chris Hodges, Phone: 312-445-2870, CLMT@alpha-ir.com

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements.” The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding our expectation regarding our expectation regarding our business outlook and planned refinancing of our 2021 Notes. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ materially from our historical experience and our present expectations. For additional information regarding known material risks, uncertainties and other factors that can affect future results, please see our filings with the Securities and Exchange Commission, including our latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release includes a reference to EBITDA, a non-GAAP financial measure, which we define as net income (loss) plus interest expense (including debt issuance costs), income taxes and depreciation and amortization. Our management uses certain non-GAAP performance measures to analyze operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our financial information presented in accordance with GAAP. These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include performance and liquidity measures along with certain key operating metrics. EBITDA should not be considered alternatives to Net income (loss) or any other measure of financial performance presented in accordance with GAAP.